SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022

LIMITLESS PROJECTS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-252795	85-3964614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2261 Rosanna Street, Las Vegas, Nevada 89117

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (269) 692-9418

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

On January 19, 2022, we agreed to terminate an asset purchase and sale agreement dated December 20, 2020 with WarpSpeed Taxi Inc. (“WarpSpeed”) and Cyber Apps World, Inc. (“Cyber Apps”) to acquire the WarpSpeedTaxi application given WarpSpeed’s inability to make a required payment pursuant to that agreement.

Pursuant to the provisions of the termination agreement, the directors of WarpSpeed have resigned and appointed our president, Daniel Okelo, in their place. WarpSpeed’s former parent company, Cyber Apps, will also transfer the 115,000,000 shares of common stock in the capital of WarpSpeed that we it owns to us for consideration of $14,100. These shares constitute 48.1% of WarpSpeed’s issued and outstanding shares of common stock.

As a result of this termination agreement, we attain control of WarpSpeed Taxi Inc., a reporting issuer whose shares are quoted on OTC Markets, and the development of its asset, a ride-hailing and food delivery computer and mobile device application known as “WarpSpeedTaxi”. WarpSpeed Taxi has developed a prototype of its application and intends to proceed with beta testing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Termination Agreement among Limitless Projects Inc., WarpSpeed Taxi Inc. and Cyber Apps World, Inc. dated January 19, 2022.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyber Apps World Inc.

Date: January 19, 2022	By:	/s/ Daniel Okelo
Daniel Okelo, President

2